UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: May 28, 2015

(Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangement of Certain Officers.

On May 28, 2015, the Compensation Committee of the Board of Directors of eGain Corporation (the “Company”) approved variable payouts and salary increases for certain of its executive officers in accordance with the Company’s executive compensation strategy. The variable payouts (at 75% of target for the fiscal year ended June 30, 2014) and the salary increases, to be effective as of April 1, 2015, were as follows:

For Eric Smit, the Company’s Chief Financial Officer, a variable payout for fiscal 2014 of $22,500 was approved. Mr. Smit’s base salary increased from $220,000 to $250,000 and his variable annual compensation increased from $30,000 to $50,000.

For Promod Narang, the Company’s Senior Vice President of Products, a variable payout for fiscal 2014 of $37,500 was approved. Mr. Narang’s base salary increased from $200,000 to $250,000. Mr. Narang’s target variable annual compensation remained $50,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2015	eGAIN CORPORATION

	By:	/s/ Eric N. Smit
Eric Smit Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Signatory)